Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.
REPORTS THIRD QUARTER 2013 RESULTS

October 21, 2013 – Eagan, Minnesota --- Norcraft Companies, L.P. (Norcraft) today reports financial results for the third quarter ended September 30, 2013.

FINANCIAL RESULTS
Third Quarter of Fiscal 2013 Compared with Third Quarter of Fiscal 2012
Net sales increased $17.7 million, or 24.0%, from $73.9 million for the third quarter of 2012 to $91.6 million for the same quarter of 2013. Income from operations increased $2.3 million, or 50.8%, from $4.7 million for the third quarter of 2012 to $7.0 million for the same quarter of 2013. Net loss decreased $2.3 million from $2.6 million for the third quarter of 2012 to $0.3 million for the same quarter of 2013.
Adjusted EBITDA (a non-GAAP measure defined in the attached table) was $11.3 million for the third quarter of 2013 compared to $8.0 million for the same quarter of 2012.

GENERAL
Norcraft Companies is a leading manufacturer of kitchen and bathroom cabinetry in the U.S. and Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.
Consolidated Balance Sheets
(dollar amounts in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,205	$23,019
Trade accounts receivable, net	26,379	20,264
Inventories	23,647	19,760
Prepaid and other current assets	2,340	2,220
Total current assets	90,571	65,263
Non-current assets:
Property, plant and equipment, net	25,377	25,961
Goodwill	88,476	88,484
Intangible assets, net	64,458	70,148
Display cabinets, net	5,779	6,019
Other assets	68	268
Total non-current assets	184,158	190,880
Total assets	$274,729	$256,143
LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$14,274	$7,133
Accrued expenses	26,460	14,893
Total current liabilities	40,734	22,026
Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	97	127
Other liabilities	57	48
Total non-current liabilities	240,154	240,175
Total liabilities	280,888	262,201
Commitments and contingencies	—	—
Member’s equity (deficit):
Member’s equity (deficit)	(7,478)	(7,686)
Accumulated other comprehensive income	1,319	1,628
Total member’s equity (deficit)	(6,159)	(6,058)
Total liabilities and member’s equity (deficit)	$274,729	$256,143

Norcraft Companies, L.P.
Consolidated Statements of Comprehensive Loss
(dollar amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net sales	$91,570	$73,863	$259,202	$217,550
Cost of sales	67,708	55,360	191,340	160,679
Gross profit	23,862	18,503	67,862	56,871
Selling, general and administrative expenses	16,844	13,849	45,875	40,729
Income from operations	7,018	4,654	21,987	16,142
Other expense:
Interest expense, net	6,478	6,461	19,395	19,372
Amortization of deferred financing costs	780	780	2,340	2,340
Other expense, net	17	10	29	61
Total other expense	7,275	7,251	21,764	21,773
Net income (loss)	(257)	(2,597)	223	(5,631)

Other comprehensive income (loss):
Foreign currency translation adjustment	198	500	(309)	440
Total other comprehensive income (loss)	198	500	(309)	440
Comprehensive loss	$(59)	$(2,097)	$(86)	$(5,191)

Norcraft Companies, L.P.
Consolidated Statement of Cash Flows
(dollar amounts in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$223	$(5,631)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	3,302	3,562
Amortization:
Customer relationships	3,350	3,350
Deferred financing costs	2,340	2,340
Display cabinets	3,159	3,053
Discount amortization/accreted interest	(30)	(29)
Provision for uncollectible accounts receivable	75	186
Provision for obsolete and excess inventories	552	(47)
Provision for warranty claims	3,285	2,419
Stock compensation expense	12	141
Gain on disposal of assets	(2)	(3)
Change in operating assets and liabilities:
Trade accounts receivable	(6,279)	(3,766)
Inventories	(4,495)	(2,722)
Prepaid expenses	(55)	363
Other assets	198	268
Accounts payable and accrued expenses	15,484	6,796
Net cash provided by operating activities	21,119	10,280
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	3	5
Purchase of property, plant and equipment	(2,894)	(2,387)
Additions to display cabinets	(2,919)	(3,399)
Net cash used in investing activities	(5,810)	(5,781)
Cash flows from financing activities:
Payment of financing costs	(67)	(3)
Proceeds from issuance of member interests	3	50
Repurchase of member's interests	(30)	—
Distributions to member	—	(10)
Net cash provided by (used in) financing activities	(94)	37
Effect of exchange rates on cash and cash equivalents	(29)	26
Net increase in cash and cash equivalents	15,186	4,562
Cash and cash equivalents, beginning of the period	23,019	24,185
Cash and cash equivalents, end of period	$38,205	$28,747
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$12,770	$12,776
Supplemental schedule of non-cash investing and financing activities:
Deferred costs associated with contemplated initial public offering	$927	$—

Norcraft Companies, L.P.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of restructuring costs associated with contemplated initial public offering in the third quarter of 2013. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30,
	2013		2012	2013		2012	2013
Net income (loss)	$(257)	(1)	$(2,597)	$223	(1)	$(5,631)	$(3,705)	(1)
Interest expense, net	6,478		6,461	19,395		19,372	25,842
Depreciation	1,084		1,195	3,302		3,562	4,463
Amortization of deferred financing costs	780		780	2,340		2,340	3,120
Amortization of customer relationships	1,117		1,117	3,350		3,350	4,467
Display cabinet amortization	987		994	3,159		3,053	4,219
State taxes	12		5	37		53	(42)
Non-GAAP EBITDA	$10,201		$7,955	$31,806		$26,099	$38,364
Restructuring costs associated with contemplated initial public offering	1,055	(1)	—	1,055	(1)	—	1,055	(1)
Non-GAAP adjusted EBITDA	$11,256		$7,955	$32,861		$26,099	$39,419

(1) Net income (loss) during the three, nine and twelve months ended September 30, 2013 included the effect of the restructuring costs associated with contemplated initial public offering in the amount of $1.1 million which decreased net income (loss) and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.